                                                                EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-53679 of Mail-Well, Inc. on Form S-3 of our reports dated January 26, 1998 (February 11, 1998 as to the second and third paragraphs of Note 12), appearing in the Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
June 12, 1998